As filed with the Securities and Exchange Commission on August 11, 1997
                                                 Registration No. __________



                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549
                             ______________________

                                     FORM S-8
                              REGISTRATION STATEMENT
                                      UNDER
                            THE SECURITIES ACT OF 1933
                               ______________________

                              Primadonna Resorts, Inc.
              (Exact name of registrant as specified in its charter)
                      ________________________________________

       Nevada                                               88-0297563
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                          Identification No.)
              P.O. Box 95997, Las Vegas, Nevada 89193-5997
      (Address, including zip code, of principal executive offices)

   Primadonna Resorts, Inc. Amended and Restated 1993 Incentive Plan,
            (formerly known as the 1993 Stock Incentive Plan)
                        (Full title of the plan)

                             Gary E. Primm
                        Primadonna Resorts, Inc.
                             P.O. Box 95997
                      Las Vegas, Nevada 89193-5997
                (Name and address of agent for service)
 Telephone number, including area code, of agent for service: (702) 382-1212

                                 Copy to:
                          Kendall R. Bishop, Esq.
                          O'Melveny & Myers, LLP
                     1999 Avenue of the Stars, 7th Floor
                     Los Angeles, California 90067-6035

                      CALCULATION OF REGISTRATION FEE





                                       Proposed      Proposed
                                       Maximum       Maximum
Title of each Class   Amount           Offering      Aggregate     Amount of
of Securities to be   to be            Price         Offering
Registration
Registered            Registered<1>    Per Share<2>  Price<2>      Fee


Common Stock, par      1,500,000 shares $17.50        $26,250,000   $7954.55

<1>   This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416, an additional indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

<2>   Pursuant to Rule 457(h), the maximum offering price, per
      share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock reported in the consolidated reporting system as of August 6, 1997.


                                 PART I

          INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

              The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933 (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

              This Registration Statement is filed pursuant to Instruction E of the General Instructions on Form S-8.

                         PART II



Item 3.  Incorporation of Certain Documents by Reference

              The following document of Primadonna Resorts, Inc. (the "Company"), filed with the Securities and Exchange Commission (the "Commission") is incorporated herein by reference:

              (a)     Registration Statement No. 33-70844 on Form
S-8 as filed on October 26, 1993 relating to the Company's
1993 Stock Incentive Plan.


Item 8.  Exhibits

              See the attached Exhibit Index.

                         SIGNATURES

              Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on behalf of the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on this 27th day of May , 1997.

                         Primadonna Resorts, Inc.


                               /s/ Craig F. Sullivan
                      By: _________________________________________
                           Chief Financial Officer and Treasurer

              Each person whose signature appears below constitutes and appoints Gary E. Primm and Craig F. Sullivan and each of them, his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange
Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

              Pursuant to the requirements of the Securities
Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Signature                   Title                     Date


/s/ Gary E. Primm
___________________________   President, Chief Executive Officer
      Gary E. Primm           and Chairman of the Board of Directors
                              (Principal Executive Officer)
/s/ Craig F. Sullivan
___________________________   Chief Financial Officer and Treasurer
      Craig F. Sullivan

/s/ Michael P. Shaunnessy
___________________________   Chief Accounting Officer
      Michael P. Shaunnessy

/s/ Robert E. Armstrong
___________________________   Director and Secretary
      Robert E. Armstrong

/s/ Madison B. Graves II
___________________________   Director
      Madison B. Graves II

/s/ Sigmund Rogich
___________________________   Director
      Sigmund Rogich

/s/ H. Martin Rosa
___________________________   Director
      H. Martin Rosa

/s/ Gary R. Sitzmann
___________________________   Director
      Gary R. Sitzmann

/s/ George C. Swarts
___________________________   Director
      George C. Swarts


                              EXHIBIT INDEX

Exhibit
Number      Description

4.1         Primadonna Resorts, Inc. Amended and Restated 1993 Incentive Plan.

4.2 Primadonna Resorts, Inc. 1993 Stock Incentive Plan previously filed as Exhibit 4.1 of the Registration Statement on Form S-8 filed by Company with the Commission on October 26, 1993 and incorporated herein by reference.

4.3 Form of Combination Employee Incentive and Nonqualified Stock Option Agreement.

4.4         Form of Consulting Director Nonqualified Stock Option Agreement.

4.5 Form of Combination Employee Incentive and Non-Incentive Stock Option Agreement, in use by Company for grants from November 14, 1995 until May 27, 1997.

4.6 Form of Consultant Nonqualified Stock Option Agreement, in use by Company for grants from November 14, 1995 until February 18, 1997.

4.7 Form of Employee Incentive Stock Option Agreement in use by Company until November 14, 1995, previously filed as
            Exhibit 4.2 of the Registration Statement on Form S-8 filed by the Company with the Commission on October 26, 1993 and incorporated herein by reference.

4.8 Form of Employee Nonqualified Stock Option Agreement in use by Company until November 14, 1995, previously filed as Exhibit 4.3 of the Registration Statement on Form S-8 filed by the Company with the Commission on October 26, 1993 and incorporated herein by reference.

4.9 Form of Consultant Nonqualified Stock Option Agreement (Early Vesting Provisions) in use by Company until November 14, 1995, previously filed as Exhibit 4.4 of the Registration Statement on Form S-8 filed by the Company with the Commission on October 26, 1993 and incorporated herein by reference.

4.10        Form of Special Employee Nonqualified Stock
            Option Agreement (Early Vesting Provisions) in use by Company until November 14, 1995, previously filed as Exhibit 4.5 of the Registration
            Statement on Form S-8 filed by the Company with the Commission on October 26, 1993 and incorporated herein by reference.

4.11        Form of Special Employee Incentive Stock Option
            Agreement (Early Vesting Provisions) in use by Company until November 14, 1995, previously filed as
            Exhibit 4.6 of the Registration Statement on Form S-8 filed by the Company with the Commission on October 26, 1993 and incorporated herein by reference.

5.          Opinion of Counsel to the Company

23.1        Consent of Independent Accountants.

23.2        Consent of Counsel (included in Exhibit 5).

24.         Power of Attorney (included in this Registration
            Statement under "Signatures").